Exhibit 10.27
DXC TECHNOLOGY COMPANY

2017 OMNIBUS INCENTIVE PLAN

SERVICE BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

1.Grant of Award.
This Agreement (“Agreement”) is made and entered into as of «Grant_Date_x» (the “Grant Date”) by and between DXC Technology Company, a Nevada corporation (the “Company”), and «Name_x», a full-time employee of the Company and/or one or more of its Subsidiaries (the “Employee”).
This Agreement granting the Employee an award of restricted stock units under the Plan (the “Award”) shall be subject to all of the terms and conditions set forth in the DXC Technology Company 2017 Omnibus Incentive Plan (the “Plan”) and this Agreement. Except as defined herein or in Appendix A, capitalized terms shall have the same meanings ascribed to them under the Plan.
This Award is subject to the data privacy provisions set forth in Appendix B. Each Appendix constitutes part of the Agreement.
Award Granted: «Shares_Granted_x» Restricted Stock Units (the “RSUs”)
Upon each of the dates indicated below (each, a “Vesting Date”), subject to the terms and conditions set forth herein, the RSUs shall vest with respect to the number indicated below across from such date:
Number of RSUs Vesting              Date
        1/3 of the RSUs Granted    1st Anniversary of the Grant Date
    1/3 of the RSUs Granted    2nd Anniversary of the Grant Date
    1/3 of the RSUs Granted    3rd Anniversary of the Grant Date

Notwithstanding any other provision of this Agreement or the Plan to the contrary, this Award shall not be deemed to have been granted, be forfeited automatically and be null and void, and the Employee shall have no rights whatsoever with respect to the RSUs, the RSU Shares or any Dividend Equivalents hereunder, unless and until the Employee has affirmatively accepted this Award and the terms and conditions of this Agreement prior to the earliest to occur of (i) the date on which any RSUs subject to this Award would otherwise first vest pursuant to the terms of this Agreement (including, for the avoidance of doubt, any accelerated vesting upon a Change in Control) or (ii) the Employment Termination Date (as defined below). The Employee’s acceptance of this Award is a condition precedent to the existence of the Award, and absent such Award acceptance, no Award shall be considered to have been made to the Employee.

2.Settlement of RSUs.
(a)The RSUs shall be settled by the Company delivering to the Employee (or after the Employee’s death, the beneficiary designated by the Employee for such purpose), on the applicable Scheduled Settlement Date, a number of RSU Shares equal to the number of RSUs vesting on such date, together with any related Dividend Equivalents.
(b)Except as otherwise provided in this Agreement, the RSUs shall be settled on the applicable Scheduled Settlement Date.
(c)Any RSU Shares the Employee receives in settlement of the RSUs shall be subject to any holding period requirements or other restrictions set forth in the Company’s stock ownership guidelines applicable to the Employee, as in effect from time to time. The Employee acknowledges that he or she may be prohibited from selling or otherwise disposing of such RSU Shares while subject to such guidelines.
3.Effect of Termination of Employment; Approved Termination; Change in Control; Recoupment and Forfeiture.
(a)Age 55 or Older Other than for Cause, death or Disability with at least 5 Years of Service; Approved Termination. If, prior to the settlement of the RSUs in full:
(i)the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated at age 55 or older for no reason, or for any reason other than Cause, death or Disability, and the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous employee of the Company or its Subsidiaries for at least 5 years immediately prior to the date of termination of employment status, then (1) if such termination occurs on or after the first anniversary of the Grant Date, then the RSUs shall remain outstanding and shall be settled on the applicable Scheduled Settlement Date(s), or (2) if such termination occurs prior to the first anniversary of the Grant Date, as soon as practicable after the Employee’s status as an employee of the Company or its Subsidiaries is terminated (the “Employment Termination Date”), the Company shall settle a portion of the unsettled RSUs and any related Dividend Equivalents, with such portion of the RSUs settled being determined by multiplying (x) the total number of RSUs granted under this Award by (y) a fraction, the numerator of which is the number of full months of continuous service with the Company or its Subsidiaries that the Employee has completed since the Grant Date and the denominator of which is thirty six (36); or
(ii)the Employee is not eligible for the treatment set forth in Section 3(a)(i) above, and Employee’s status as an employee of the Company or any of its Subsidiaries is terminated at any time during the term of the Award and such termination is specifically approved by the Committee for purposes of this Section 3(a), then, as soon as practicable after the Employment Termination Date, the Company shall settle a portion of the remaining unsettled RSUs and any related Dividend Equivalents. The portion of the RSUs settled will be determined by multiplying (x) the total number of RSUs granted under this Award by (y) a fraction, the numerator of which is the number of full months of continuous service with the Company or its Subsidiaries that the Employee has completed since the Grant Date and the denominator of which is the total number of full months from the Grant Date until the last scheduled Vesting Date under the Award, and then subtracting from the resulting product the total number of RSUs granted under this Award, if any, that have vested and been settled prior to the Employment Termination Date.
(iii)The portion of the RSUs not eligible to be settled in accordance with this section and any related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date.
(b)Leave of Absence. If, prior to the settlement of the RSUs in full, the Employee is granted a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then:
(i)while on leave of absence the Employee shall be treated as if he were an active employee;
(ii)if the Employee’s leave of absence is terminated and the Employee does not timely return to active employment, the date of the end of the leave of absence shall be treated as the Employment Termination Date;
(iii)if the Employee’s leave of absence is terminated and the Employee timely returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence; and
(iv)if a Scheduled Settlement Date occurs during the Employee’s leave of absence, the applicable number of RSUs and any related Dividend Equivalents shall be settled on such date.
(c)Death or Disability.
(i)Notwithstanding anything to the contrary in this Agreement, if, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of death of the Employee, then, one calendar month after such death, the Company shall complete the settlement in full of the remaining unsettled RSUs and any related Dividend Equivalents.
(ii)If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is terminated by reason of the Disability of the Employee, then, one calendar month after the Employment Termination Date, the Company shall complete the settlement in full of the remaining unsettled RSUs and any related Dividend Equivalents.
(iii)If settlement is by reason of termination due to death, settlement shall be to the beneficiary designated by the Employee for such purpose.

(d)Cancellation of RSUs upon Other Termination of Employment. If, prior to the settlement in full of the RSUs, the Employee’s status as an employee of the Company or any of its Subsidiaries is voluntarily or involuntarily terminated other than pursuant to Section 3(a) or (c) hereof, then the remaining unsettled RSUs and all related Dividend Equivalents shall automatically be cancelled as of the close of business on the Employment Termination Date.
(e)Change in Control. Upon a Change in Control that occurs while the Employee is employed by the Company or its Subsidiaries, the RSUs shall, subject to Section 18 of the Plan, continue to vest based on the Employee’s continued employment with the Company (including any successor to the Company resulting from the Change in Control) and its Subsidiaries in accordance with the vesting schedule set forth in Section 2 and all other terms and conditions of this Agreement; provided, however, that if, on or within two (2) years after the date of the Change in Control and prior to when the RSUs have been settled in full, the Employee experiences a Qualifying Termination Without Cause, or the Employee’s status as an employee of the Company (including any successor to the Company resulting from the Change in Control) or any of its Subsidiaries is terminated as a result of the Employee’s death or Disability or pursuant to Section 3(a) above, then any unvested RSUs (and any related Dividend Equivalents) shall automatically vest in full as of the Employment Termination Date and shall be settled on or as soon as administratively practicable (but, subject to Section 19 below, in no event later than 2.5 months) after the Employment Termination Date. For purposes of the preceding sentence, a “Qualifying Termination Without Cause” shall mean the Employee’s status as an employee of the Company (including any successor to the Company resulting from the Change in Control) or any of its Subsidiaries is terminated by the Company without Cause at a time when the Employee is meeting performance expectations, as determined by the Company in its sole discretion.
(f)Recoupment and Forfeiture. Settlement of all or a portion of the Award pursuant to this Section 3 is subject to the forfeiture provisions of this Section 3. Settlement of all or a portion of the Award is subject to recoupment by the Company pursuant to Section 5.
(g)Termination Date. The Employment Termination Date shall occur (regardless of the reason of termination and whether or not the termination was in breach of applicable labor laws or the Employee’s employment contract, if any) effective as of the date that the Employee is no longer actively providing services and will not be extended by any notice period mandated under applicable law or contractual right. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively providing services for purposes of the RSUs (including whether the Employee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, except as set forth in Section 3(a), the Employee is not entitled to pro-rata vesting of any RSUs if the Employee is employed for only a portion of the vesting period, but no longer employed on the respective Vesting Date.
4.Withholding and Taxes.
(a)If the Company and/or the Employer are obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the grant, vesting or settlement of the RSUs pursuant to this Agreement (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company and/or the Employer becomes so obligated shall be referred to herein as the “Withholding Date”), then the Employee shall pay to the Company on the Withholding Date, the aggregate amount that the Company and the Employer are so obligated to withhold, as such amount shall be determined by the Company (the “Withholding Liability”), which payment shall be made by the automatic cancellation by the Company of a portion of the RSU Shares; provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the Withholding Date, plus the value of the Dividend Equivalents associated with such shares on the Withholding Date); and provided further that the RSU Shares to be cancelled shall be those that would otherwise have been delivered to the Employee the soonest upon settlement of the RSUs; and provided further, however, that the Employee may, on or before the Withholding Date, irrevocably elect to instead pay to the Company, by check or wire transfer delivered or made within one business day after the Withholding Date, an amount equal to or greater than the Withholding Liability.
(b)The Employee acknowledges that neither the Company nor the Employer has made any representation or given any advice to the Employee with respect to Taxes.
5.Recoupment and Forfeiture – Detrimental Activity.
(a)Refund of Stock Value. If the Employee engages in Detrimental Activity (as defined below in Section 5(c)) during the time periods set forth in each provision of Section 5(c), then, if the RSUs were settled within the period beginning on the date which is one year prior to the earlier of (i) the Employment Termination Date and (ii) the occurrence of such event, and ending on the occurrence of such event, the Employee shall immediately deliver to the Company an amount in cash equal to the (i) aggregate Fair Market Value, determined as of such Settlement Date, of all RSU Shares which were delivered to the Employee or cancelled in payment of Taxes on such Settlement Date and (ii) Dividend Equivalents paid to the Employee in respect of those RSU Shares.
(b)Forfeiture of RSUs. If the Employee engages in Detrimental Activity prior to the final Settlement Date for the RSUs, all remaining unsettled RSUs and related Dividend Equivalents shall be terminated and forfeited.
(c)For purposes of this Agreement, “Detrimental Activity” shall mean any of the following:
(i)engaging, directly or indirectly, in any business activity (A) competitive with the activity of the Company and/or any of its Subsidiaries, or (B) in conflict with the interests of the Company and/or any of its Subsidiaries during the term of employment and a period of two years thereafter;
(ii)at any time willfully disclosing, other than in the course of the business of Company and/or its Subsidiaries, to any third party trade secret or other confidential material or information belonging to the Company and/or any of its Subsidiaries;
(iii)at any time failing to abide by Employee’s contractual obligations to assign all intellectual property to the Company and/or any of its Subsidiaries;
(iv)failing to abide by any other contractual obligations to the Company and/or any of its Subsidiaries, as set forth in those contracts (including Section 6 below), including (A) obligations not to solicit employees of the Company and/or any of its Subsidiaries to perform services for others, and (B) obligations not to solicit business from clients, vendors or business partners of the Company and/or any of its Subsidiaries;
(v)engaging during the term of employment in any action that warrants or results in termination of Employee’s employment for “Cause,” as defined in Appendix A;

(vi)any other willful action determined by the Company to be injurious, detrimental or prejudicial to any of the interests of the Company and/or any of its Subsidiaries during the term of employment and a period of two years thereafter.
(d)State-Specific Exclusions. To the extent the Employee primarily resides and works in California, Oklahoma, Minnesota, North Dakota or Nebraska, Section 5(c)(i) of the definition of Detrimental Conduct shall not apply. In addition, to the extent the Employee primarily resides and works in California, the Employee will have the right to modify Section 5 and choose the application of California law to Section 5 of this Agreement in accordance with California Labor Code §925. If this occurs, then Section 5(c)(iv) of the definition of Detrimental Activity shall be deemed modified so that it only prohibits conduct by the Employee that involves the misappropriation of a trade secret of the Company and/or any of its Subsidiaries; provided, however, that the Company and/or any of its Subsidiaries shall continue to retain all of their rights in trade secrets and nothing in this Agreement shall be construed eliminate, reduce or adversely affect the rights that the Company and/or any of its Subsidiaries would otherwise have related to the protection of their trade secrets absent this Agreement. In addition, to the extent the Employee primarily resides and works in Colorado, Colorado law will apply to Section 5 of this Agreement. This Section 5 shall be further modified as provided for in Appendix D.
(e)As an additional condition of receiving this Award, the Employee agrees and acknowledges that the Award shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company and applicable to the Employee.
6.Employee Covenants. For good and valid consideration, and as a condition to entering into this Agreement, Employee agrees to the covenants set forth in this Section 6, as may be modified by Appendix D and/or Appendix E hereto, to the extent applicable.
(a)Non-Disclosure and Non-Use of Confidential Information. The Company and/or any of its Subsidiaries shall provide the Employee with access to Confidential Information or Employee may otherwise have access to Confidential Information in the course of performance of the Employee’s duties. Except for in performance of the Employee’s authorized duties for the Company and/or any of its Subsidiaries or as protected below in Section 6(f), the Employee agrees not to disclose, use, copy, take, download, upload, duplicate or otherwise permit the use, disclosure, copying, taking, downloading, uploading, or duplication of any Confidential Information during or following his/her employment with the Company and/or any of its Subsidiaries. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information. The Employee shall promptly report to the Company and/or any of its Subsidiaries any actual or suspected violation of confidentiality obligations toward the Company and/or any of its Subsidiaries and will take all reasonable further steps requested by the Company and/or any of its Subsidiaries to prevent, control or remedy any such violation. The Employee acknowledges and agrees that the Employee shall have no ownership or privacy interest in materials or information that is stored on or transmitted using property or equipment or rights leased, licensed or owned by the Company and/or any of its Subsidiaries, even if the Employee claims an ownership or privacy interest in such materials or information. The Employee agrees that to any extent that the Employee uses the Company’s and/or any of its Subsidiaries’ resources for such materials and information, the Employee forfeits any privacy and ownership interest in them and agrees that they shall be subject to ownership, access, use and disclosure by the Company and/or any of its Subsidiaries at any time without notice to or further consent of the Employee.

(b)Non-Solicitation of the Company’s Employees, Clients, and Prospective Clients. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Solicitation Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, engage, in the Restricted Area, in any of the conduct described below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries:
(i)solicit (or contact in any manner which could reasonably be construed as solicitation), hire or employ, attempt to hire or employ, retain as or attempt to retain as a consultant or an independent contractor, any current employee of the Company and/or any of its Subsidiaries or any person who was an employee of the Company and/or any of its Subsidiaries within the 6-month period preceding such solicitation, contact, hiring or employment, or attempted hiring or employment;
(ii)solicit (or contact in any manner which could reasonably be construed as solicitation) any Client or Prospective Client for the purpose of selling or providing solutions, products and/or services competitive with Services provided by or offered by the Company and/or any of its Subsidiaries, or divert or cause a reduction in the business between the Company and/or any of its Subsidiaries and any Client or Prospective Client. The Employee understands and acknowledges, however, that this non-solicitation obligation shall not apply if (i) the Client or Prospective Client chose to seek such Services from the Employee without the Employee having taken any steps to solicit its business, and (ii) the Employee has otherwise complied with the restrictive covenants set forth herein; or
(iii)solicit or communicate with any vendor, supplier, subcontractor, or partner of the Company and/or any of its Subsidiaries with which the Employee worked or about which the Employee received Confidential Information, at any time during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries, for the purpose of persuading or assisting such vendor, supplier, subcontractor, or partner to terminate, or modify to the detriment of the Company and/or any of its Subsidiaries, any business relationship with the Company and/or any of its Subsidiaries.
(c)(i)    Non-Competition. In exchange for the Company’s provision to the Employee of the good and valuable consideration set forth above, during the Non-Competition Period, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, in the Restricted Area, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation other than the Company and/or any of its Subsidiaries, provide Restricted Services for or on behalf of a Competitor.
(iv)Non-Competition Restriction in the Event of a Reduction in Force. In the event the Employee’s employment is terminated by the Company and/or any of its Subsidiaries due to a reduction in force, reorganization or similar type of restructuring, the Company and/or any of its Subsidiaries may choose to enforce the provisions of Section 6(c)(i) to the extent permitted by applicable law, including by providing the Employee additional salary, benefits, or severance pay (collectively “Severance Pay”) during the Non-Competition Period. If the Company and/or any of its Subsidiaries choose to make such an offer of Severance Pay, they may, in their discretion, condition the Employee’s receipt of Severance Pay on the Employee’s execution of a release of claims against the Company and/or any of its Subsidiaries.
(d)This Section 6 shall be further modified as provided for in Appendix D.
(e)Notice of Post-Employment Activities. If the Employee accepts a position with a Competitor at any time within twenty-four months following termination of employment with the Company and/or any of its Subsidiaries, the Employee must promptly give written notice to the senior Human Resources manager for the business sector in which the Employee worked, with a copy to the Company’s General Counsel, and must provide the Company with the information it needs about the Employee’s new position to determine whether such position would likely lead to a violation of this Agreement (except that the Employee need not provide any information that would include the Competitor’s confidential information or trade secrets). The Employee consents to the Company and/or any of its Subsidiaries notifying his or her new employer of the Employee’s rights and obligations under this Agreement.
(f)Compliance with Defend Trade Secrets Act; Other Protected Disclosures. The Employee acknowledges that he or she is hereby notified that, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833, the Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Employee files a lawsuit for retaliation against the Company and/or any of its Subsidiaries for reporting a suspected violation of law, the Employee may disclose the trade secrets of the Company and/or any of its Subsidiaries to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Further, nothing in the Plan, or this Agreement will prevent Employee from (i) exercising any rights Employee may have under Section 7 of the National Labor Relations Act or similar applicable law, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful(iii) filing a charge with, reporting possible violations of law or regulation to, participating in an investigation by, communicating directly with, cooperating with, or providing non-privileged information to, or receiving financial awards from, any federal, state or local government agency or regulator, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, any state or local human rights agency, or any attorneys general or solicitors general without notifying or seeking permission from the Company, (iv) requesting or receiving confidential legal advice, or (v) responding to a lawful subpoena or court order.
(g)Inventions. The Employee acknowledges and agrees that as a function of the Employee’s employment with the Company and/or any of its Subsidiaries, the Employee may solely or jointly conceive, develop, reduce to practice or otherwise produce inventions, software, computer programs, algorithms, source code, discoveries, know-how, innovations, enhancements, designs, developments, improvements, techniques, technology, concepts, methods, processes, ideas, trade secrets and other forms of intellectual property and works of authorship, whether or not any of the foregoing constitute trade secrets, and whether or not eligible for copyright, trademark and patent protection (collectively “Inventions”). The Employee shall make prompt and full disclosure to the Company and/or any of its Subsidiaries, shall hold in trust for the sole benefit of the Company and/or any of its Subsidiaries, and hereby assigns exclusively to the Company without additional compensation or consideration to the Employee all the Employee’s rights, title and interest in and to any and all Inventions that the Employee solely or jointly may conceive, develop, reduce to practice or otherwise produce during the Employee’s employment with the Company and/or any of its Subsidiaries, including, without limitation, all patent rights, copyright rights, trade secret rights, and all other intellectual property rights therein. The Employee waives and quitclaims to the Company any and all claims of any nature whatsoever that the Employee now or hereafter may have for infringement of any patent or other intellectual property right relating to any Invention so assigned to the Company. The Employee agrees to perform all actions reasonably requested by the Company to establish and confirm the Company’s ownership of Inventions, including, without limitation, signing and delivering to the Company (during and after employment) any other documents that the Company considers desirable to provide evidence of (a) the assignment of all rights of the Employee, if any, in any Inventions and (b) the Company’s ownership of such Inventions. If the Company is unable to secure the Employee’s signature on any document necessary to apply for, prosecute or obtain or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to the Employee’s mental or physical incapacity or any other cause, the Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee’s agent and attorney-in-fact, to act for and in the Employee’s behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by the Employee. The Employee will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company’s expense but without compensation to the Employee in excess of the Employee’s salary or wages. If the Company requires any assistance after termination of the Employee’s employment, the Employee will be compensated for time actually spent in providing that assistance at an hourly rate equivalent to the Employee’s salary or wages during the last period of employment with the Company and/or any of its Subsidiaries. Notwithstanding the foregoing, the Employee’s assignment of Inventions to the Company by way of this Section shall not apply to any Invention that: (i) was completely developed and reduced to practice entirely by the Employee prior to employment with the Company and/or any of its Subsidiaries without using any equipment, supplies, facilities, services, or Confidential Information of the Company and/or any of its Subsidiaries; (ii) does not relate to the business of the Company and/or any of its Subsidiaries, or to the actual or demonstrably anticipated research or development of the Company and/or any of its Subsidiaries; (iii) does not result from any work performed by the Employee for the Company and/or any of its Subsidiaries; or (iv) qualifies as an invention under applicable law in the Employee’s state of domicile. The Employee has been given the opportunity to set forth, on the form set forth as Appendix C, a list describing all such Inventions that (x) the Employee wishes to have excluded from this Agreement, and (y) have arisen since the last time (if any) that the Employee signed a transfer of rights agreement in favor of the Company. If the Employee has completed Appendix C, the Employee must promptly sign it (as indicated) and send the form to the Stock Plan Administration (“SPA”) department. If no such form is sent to SPA, the Employee represents that there are no such Inventions. The parties acknowledge that the Company and/or any of its Subsidiaries may not necessarily agree with all of the Employee’s assertions of ownership and reserves the right to review and make its own determinations regarding same. As to any Invention in which the Employee has an interest at any time prior to or during the Employee’s employment with the Company and/or any of its Subsidiaries, if the Employee uses or incorporates such an Invention in any released or unreleased product, service, program, process, machine, development or work in progress of the Company and/or any of its Subsidiaries, or if the Employee permits the Company and/or its Subsidiaries to use or incorporate such an Invention, the Company and/or its Subsidiaries shall be granted and shall have an irrevocable, perpetual, royalty-free, worldwide license to exercise any and all rights with respect to such Invention, including the right to protect, make, have made, use, sell, copy, disclose, modify, prepare derivative works of that Invention without restriction and the right to sublicense those rights to others. If Employee resides or works primarily in one of the states listed on Appendix E, then this Section 6(g) will be modified as set forth in Appendix E.
(h)Copyrights. The Employee acknowledges and agrees that any and all copyrightable works prepared by him or her within the scope of the Employee’s employment by the Company and/or its Subsidiaries and/or its predecessors in interest shall be works made for hire, that the Company and/or its Subsidiaries shall own all rights under copyright in and to such works, and that the Company and/or its Subsidiaries shall be considered the author of all such works. If and to the extent that any jurisdiction should fail to deem any such work to be a work made for hire owned by the Company and/or any of its Subsidiaries, the Employee hereby irrevocably assigns to the Company and/or any of its Subsidiaries all rights, title and interest in and to such work, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, oral rights, and all rights corresponding thereto throughout the world. To the extent moral rights may not be assigned, the Employee hereby waives the benefit or protection of same, and waives all rights under the Visual Artists Rights Act.
(i)Injunctive Relief and Damages.
(i)Injunctive Relief. The Employee acknowledges and agrees that if the Employee were to breach, or threaten to breach, any of the covenants set forth in Section 6 hereof, the Company and/or any of its Subsidiaries would suffer immediate and irreparable harm and would therefore be entitled to specific performance through equitable relief, including injunctive relief, ordered by a court of appropriate jurisdiction, without the need to post any bond. The Employee therefore consents and stipulates to the entry of such injunctive relief in an appropriate court prohibiting the Employee from breaching this Agreement.
(ii)Damages. Nothing in this Section shall diminish the right of the Company and/or any of its Subsidiaries to claim and recover money damages, including the value and return of equity as provided in Section 5, in addition to injunctive relief or any other remedy provided by law or under this Agreement.
(j)Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 6 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 6 hereof.
(k)Reasonableness, Reformation and Revival. The Employee agrees that the terms and conditions set forth in this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and its Subsidiaries, including its Confidential Information and goodwill. The Employee further agrees that if the Employee violates the provisions of Sections 6(b) or 6(c) of this Agreement (if applicable) that the number of days that the Employee is in violation will be added to any periods of limitation on the activities specified herein. However, if the scope of any provision contained in Section 6 is too broad to permit enforcement of such provision to its full extent, then the Company and the Employee agree that, in accordance with Nevada law (except as may be modified in Appendix D), the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law, and enforce this Agreement as reformed or modified. Subject to the provisions of the foregoing sentence, whenever possible, each provision of this Section 6 will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Section 6 is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement. The Employee specifically agrees that each provision and subsection of Section 6 is independent of and severable from the others, and may be enforced independently, which shall, as applicable, continue in full force and effect after the expiration or termination of this Agreement.
7.Registration of Units.
The Employee’s right to receive the RSU Shares shall be evidenced by book entry (or by such other manner as the Committee may determine).
8.Certain Corporate Transactions.
In the event that the outstanding securities of any class then comprising the RSU Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term “RSU Shares,” as used in this Agreement, shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the RSU Shares, or into or for which the RSU Shares are so increased, decreased, exchanged or converted.
9.Shareholder Rights.
The Employee shall have no rights of a shareholder with respect to RSU Shares subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Employee.
10.Assignment of Award.
Except as otherwise permitted by the Committee, the Employee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Employee’s rights under and interest in this Award may be made by the Employee other than by will or by the laws of descent and distribution.
11.Notices.
Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:

(a)by registered or certified United States mail, postage prepaid, to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147, United States of America; or
(b)by hand delivery or otherwise to DXC Technology Company, Attn: Corporate Secretary, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147, United States of America.
Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.
12.Stock Certificates.
Certificates representing the Common Stock issued pursuant to the Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 12 have been complied with.
13.Successors and Assigns.
This Agreement shall bind and inure to the benefit of and be enforceable by the Employee, the Company and/or any of its Subsidiaries, and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Employee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein. Notwithstanding the foregoing, the rights and obligations of the Company and/or any of its Subsidiaries under this Agreement may, without the consent of the Employee, be assigned in whole or in part by the Company and/or any of its Subsidiaries, in their sole discretion, to any subsidiary, venture or affiliate of the Company or successor in interest to any portion of the business or assets of the Company and/or any of its Subsidiaries.
14.Plan.
The RSUs are granted pursuant to the Plan, as in effect on the Grant Date, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the RSUs or of any of the Employee’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the RSUs are settled in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee.

15.No Employment Guaranteed.
No provision of this Agreement shall (a) be deemed to form an employment contract or relationship with the Company and/or its Subsidiaries, (b) confer upon the Employee any right to be or continue to be in the employ of the Company and/or its Subsidiaries, (c) affect the right of the Company and/or any of its Subsidiaries to terminate the employment of the Employee, with or without Cause, or (d) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company and/or its Subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Company and/or any of its Subsidiaries may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Company and/or any of its Subsidiaries are parties to a written employment agreement that expressly provides otherwise.
16.Nature of Company Restricted Stock Unit Grants.
The Employee acknowledges and agrees that:
(a)the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;
(b)the Company grants RSUs voluntarily and on an occasional basis, and the receipt of the RSUs by the Employee does not create any contractual or other right to receive any future grant of RSUs, or any benefits in lieu of a grant of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future grants of RSUs by the Company will be made in the sole discretion of the Company;
(d)the Employee is voluntarily participating in the Plan;
(e)the future value of the RSUs and the RSU Shares is unknown and cannot be predicted with certainty;
(f)the RSUs and RSU Shares, and the income from and value of same, are an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Employee’s employment or service contract, if any;
(g)the RSUs and the RSU Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)the RSUs and the RSU Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, any holiday pay, bonuses, long-service awards or pension or retirement or welfare benefits, or any similar payments;

(i)unless otherwise agreed with the Company, the RSUs and the RSU Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of a Subsidiary; and
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Employee’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any).
17.Governing Law; Consent to Jurisdiction; Venue.
Except as otherwise provided for in Appendix D, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Except as otherwise provided for in Appendix D, any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise. If the Employee has received this or any other document related to the Plan translated into a language other than English, and the translated version is different than the English version, the English version will control.
18.Entire Agreement; Amendment and Waivers.
This Agreement, which, for the avoidance of doubt, includes all Appendixes attached hereto, embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. Notwithstanding the foregoing, should the Employee and the Company and/or any of its Subsidiaries be parties to another agreement with provisions regarding confidentiality, non-disclosure, non-competition, non-solicitation of clients, prospective clients or employees, and all related definitions thereof, or any other restrictive covenants included in this Agreement, such similar provisions of any other such agreement shall remain in full force and effect. Except as set forth in Section 21 or Section 23, none of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. Any failure or delay on the part of either party to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party.
19.Section 409A Compliance.
Payments under this Agreement are designed to be made in a manner that is exempt from or compliant with Section 409A of the U.S. Internal Revenue Code (the “Code”) as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
Notwithstanding anything to the contrary in this Agreement, if, upon the advice of its counsel, the Company determines that the settlement of an RSU Share pursuant to this Agreement is or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (“409A Taxes”) as applicable at the time such settlement is otherwise required under this Agreement, then such payment may be delayed to the extent necessary to avoid 409A Taxes. In particular:
(a)if the Employee is a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, such settlement shall be delayed until the earlier of (i) the first business day following the expiration of six months from the Employee’s separation from service, (ii) the date of the Employee’s death, or (iii) such earlier date as complies with the requirements of Section 409A (the “Settlement Delay Period”); and
(b)if all or any part of such RSU Share has been converted into cash pursuant to Section 8 hereof, then:
(i)upon settlement of such RSU Share, such cash shall be increased by an amount equal to interest thereon for the Settlement Delay Period at a rate equal to the default rate credited to amounts deferred under the Company’s Deferred Compensation Plan; provided, however, that such rate shall be calculated on a monthly average basis rather than a daily basis; and
(ii)the Company shall fund the payment of such cash to the Employee upon settlement of such RSU Share, including the interest to be paid with respect thereto (collectively, the “Delayed Cash Payment”), by establishing and irrevocably funding a trust for the benefit of the Employee, but only if the establishment of such trust does not result in any taxes or penalties becoming due under Section 409A(b). Such trust shall be a grantor trust described in Section 671 of the U.S. Internal Revenue Code and intended not to cause tax to be incurred by the Employee until amounts are paid out from the trust to the Employee. The trust shall provide for distribution of amounts to the Employee in order to pay taxes, if any, that become due on the amounts as to which payment is being delayed during the Settlement Delay Period pursuant to this Section 19, but only to the extent permissible under Section 409A of the U.S. Internal Revenue Code without the imposition of 409A Taxes. The establishment and funding of such trust shall not affect the obligation of the Company to pay the Delayed Cash Payment pursuant to this Section 19.

20.No Advice Regarding RSUs.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of RSU Shares. The Employee should consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.
21.Compliance with Law.
Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the RSU Shares, the Company shall not be required to deliver any RSU Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the RSU Shares under any federal, state, or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining approval or other clearance from any federal, state, or local governmental agency, which registration, qualification, or approval the Company shall, in its absolute discretion deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the RSU Shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or the sale of the RSU Shares. Further, the Employee agrees that the Company shall have unilateral authority to amend this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of RSU Shares.
22.Electronic Delivery and Participation.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
23.Insider Trading/Market Abuse Laws.
The Employee acknowledges that the Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Employee’s ability to accept, acquire, sell, or otherwise dispose of shares of Common Stock, rights to shares of Common Stock, or rights linked to the value of shares of Common Stock (e.g., phantom awards, futures) during such times as the Employee is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations). Insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before possessing inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees.

Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Employee should speak to his or her personal advisor on this matter.
24.Severability.
The provisions of the Agreement are severable and any provision of the Agreement which is invalid, illegal or unenforceable, in whole or in part, in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.
25.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the RSUs and on any RSU Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT AND HAS HAD A REASONABLE OPPORTUNITY TO DO SO, AND THAT EMPLOYEE EITHER HAS CONSULTED, OR ON EMPLOYEE’S OWN VOLITION CHOSEN NOT TO CONSULT, WITH SUCH COUNSEL.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

EMPLOYEE                        DXC TECHNOLOGY COMPANY

/s/ Jennifer Ragone
___________________________________ ____________________________________
«Name_x»
                            By: Jennifer Ragone
Executive Vice President, Chief People Officer

The Employee acknowledges receipt of the Plan and a Prospectus relating to this Award, and further acknowledges that he or she has reviewed this Agreement and the related documents and accepts the provisions thereof.

___________________________________________
«Name_x»
ACCEPTANCE DATE

Exhibit 10.27
Appendix A

1.Definitions.
For purposes of this Agreement:
(a) “Cause” shall mean: (A) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (B) conviction of a felony involving a crime of moral turpitude; (C) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company or its affiliates; or (D) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (X) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (Y) the Employee has thereafter failed to remedy such failure to perform.
(b)“Client” means:
(i) any individual, business entity or other enterprise with respect to which the Employee provided solutions, products, and/or services of the Company and/or any of its Subsidiaries (“Services”) during the 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries;
(ii) any individual, business entity or other enterprise with which the Employee transacted business on behalf of the Company and/or any of its Subsidiaries during 24-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries; and
(iii) any individual, business entity or other enterprise with respect to which the Employee possessed Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries.

(c)“Competitor” means:
(i) an individual, business entity or other enterprise engaged or having publicly announced its intent to engage in business that is substantially similar to the business of the Company and/or any of its Subsidiaries; and
(ii) an individual, business entity or other enterprise that offers solutions, products and/or services capable of displacing any Services provided by the Company and/or any of its Subsidiaries and/or any of its Subsidiaries to any of its clients.

For purposes of this Agreement, the parties specifically agree (i) that the Company and/or any of its Subsidiaries are engaged in the business of providing technology-enabled solutions, products and services; (ii) that the Services and capabilities of the Company and/or its Subsidiaries include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and (iii) that the Company and/or its Subsidiaries actively solicits business from, and provides Services to, clients located throughout the United States and the world.

(d) “Confidential Information” means all confidential and/or proprietary business information and data, trade secrets, patents, copyrights, sales and financial data, pricing information, methods, technical information, and know-how information of the Company and/or any of its Subsidiaries relating to the business plans and strategies of the Company and/or any of its Subsidiaries including, but not limited to, information which is marked and/or defined as restricted information (such as DXC Confidential, DXC Internal Use Only, Financial Information, or Controlled Information), or otherwise prohibited from disclosure by the Company’s Confidential Information Policy and/or Code of Business Conduct. Confidential Information generally refers to information about or belonging to the Company and/or any of its Subsidiaries or third parties that is not publicly available and could cause harm to the Company and/or any of its Subsidiaries if it was disclosed without permission. Examples include information about existing and proposed business ventures; corporate strategies; engineering ideas; pricing schedules; information that requires a security clearance to access; customers and/or prospects names and lists; marketing plans and procedures; research and development plans; methods of doing business (both technical and non-technical); information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products that the Company and/or any of its Subsidiaries has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future; hardware and database technologies or technological information; designs, process and systems information; confidential intellectual property; employee staffing and compensation information; and any other confidential or proprietary information which relates to the business of the Company and/or its Subsidiaries or to the business of any Client or Prospective Client or vendor of the Company and/or its Subsidiaries or any other party with whom the Company and/or any of its Subsidiaries agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not. Confidential Information does not include information which (i) is already known by the Employee without an obligation of confidentiality to the Company and/or any of its Subsidiaries, (ii) is publicly known, readily ascertainable to the public, or becomes publicly known through no unauthorized act of the Employee or of a third party of a legal obligation, (iii) is rightfully received from a third party without an obligation of confidentiality, (iv) is disclosed without similar restrictions by the Company and/or any of its Subsidiaries to a third party (other than an affiliate or customer of the Company and/or any of its Subsidiaries), (v) Employee otherwise has a right to disclose as legally protected conduct, or (vi) which arises from Employee’s general training, knowledge, skill or experience.
(e)“Employment Termination Date” shall mean the date on which the Employee’s status as an employee of the Company or its Subsidiaries is terminated.
(f)“Employer” shall mean the Employee’s employer.
(g) “Non-Competition Period” means the time of the Employee’s employment and a period of 12 months following the termination of the Employee’s employment for any reason.
(h)“Non-Solicitation Period” means the time of the Employee’s employment and a period of 24 months following the termination of the Employee’s employment for any reason.
(i)“Prospective Client” means any individual, business entity or other enterprise which is not a Client but (a) whose business the Company and/or any of its Subsidiaries had solicited at any time during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason, and
2

(b) concerning which solicitation the Employee obtained the Company’s and/or any of its Subsidiaries’ Confidential Information.
(j)“Restricted Area” means:
(i) each city, county, state, country and other jurisdiction in the world for which the Employee had job responsibilities during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason;
(ii) each city, county, state, country and other jurisdiction in the world where the Company and/or any of its Subsidiaries engages in business activities and about which business the Employee obtained Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason; and
(iii) each city, county, state, country and other jurisdiction in the world where the Company and/or any of its Subsidiaries have material plans to engage in business and about which business the Employee obtained Confidential Information during the 12-month period preceding the termination of the Employee’s employment with the Company and/or any of its Subsidiaries for any reason.

(k)“Restricted Services” means:
(i) job duties or other business-related activities that are the same as or substantially similar to the job duties or business-related activities in which the Employee participated for the Company and/or any of its Subsidiaries in the 24-month period prior to the termination of the Employee’s employment for any reason; and
(ii) job duties or other business-related activities in which the Employee could reasonably be expected to use or disclose, intentionally or inadvertently, Confidential Information that the Employee received at any time prior to the termination of the Employee’s employment for any reason.

(l)“RSU Shares” shall mean the number of shares of Common Stock to be delivered upon settlement of the RSUs.
(m)“Scheduled Settlement Date” shall mean the applicable Vesting Date with respect to a particular tranche of RSUs or as soon as practicable thereafter, but, with respect to each tranche of RSUs, in no event later than the date which is 2.5 months after the applicable Vesting Date.
(n)“Settlement Date” shall mean, with respect to each RSU Share, the date upon which the RSU was settled by the delivery of such RSU Share to the Employee or the date upon which such RSU Share was cancelled in payment of Taxes (as defined in Section 4).

3

Exhibit 10.27
Appendix B

1.Data Privacy.
(a)In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or any of its Subsidiaries and/or the Employer may:
(i)collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, nationality and tax residence, and details regarding the terms and conditions, grant, vesting, cancellation, termination and expiration of all restricted stock units and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);
(ii)transfer the Data, in electronic or other form, to employees of the Company and/or any of its Subsidiaries, and to third parties, who are involved in the implementation, administration and/or management of, and/or accounting for, the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;
(iii)transfer the Data, in electronic or other form, to a broker or other third party with whom the Employee has elected to deposit any RSU Shares issued in settlement of the RSUs; and
(iv)retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.
(b)The Employee hereby consents to the collection, use, transfer and retention of the Data, as described in this Agreement, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.
(c)The Employee understands that by contacting his or her local human resources representative, the Employee may:
(i)view the Data;
(ii)correct any inaccurate information included within the Data;
(iii)request additional information regarding the storage and processing of the Data;
(iv)request a list with the names and addresses of any potential recipients of the Data; and
(v)under certain circumstances and with certain consequences, prevent further use, transfer, retention and/or processing of the Data.

2

APPENDIX C – EXCLUDED INVENTIONS

Below is a list of inventions that I believe are subject to exclusion pursuant to the terms of Paragraph 6(g) of my Fiscal 2027 Service-Based Restricted Stock Unit Award Agreement.

I understand that, after filling out this form, I must sign it and return it to the DXC Stock Plan Administration (“SPA”) department at stockplanadmin@dxc.com with the subject line “FY27 RSU Grant – Excluded Inventions Form.”

Title	Date	Identifying Number or Brief Description

Signature_________________________________
Name: ___________________________________
Location: ________________________________

(vi)

APPENDIX D
JURISDICTION-SPECIFIC MODIFICATIONS TO SECTION 5(C) AND SECTION 6
(AS APPLICABLE)

If Employee resides or works primarily in one of the below states as of the Grant Date, then this Appendix D to the DXC Technology Company 2017 Omnibus Incentive Plan Restricted Stock Unit Award Agreement (the “Agreement”) shall apply to Employee; provided that (A) if (i) Employee spends more than 50% of Employee’s work time for the Company or any of its Subsidiaries working in the District of Columbia, (ii) Employee’s employment for the Company or any of its Subsidiaries is based in the District of Columbia and Employee regularly spend a substantial amount of Employee’s work time for the Company or any of its Subsidiaries in the District of Columbia and not more than 50% of Employee’s work time for the Company or any of its Subsidiaries in another jurisdiction, or (iii) if Employee resides or works primarily in the District of Columbia as of the date of Employee’s termination of employment, then the section “For District of Columbia Employees Only” shall apply to Employee or (B) if Employee resides or works primarily in Massachusetts at the time of, and for at least thirty (30) days prior to, the termination of Employee’s employment, then the section “For Massachusetts Employees Only” shall apply to Employee.
For California Employees Only

A.The “Non-Competition Period” shall end upon Employment Termination Date.

B.The “Non-Solicitation Period” shall end upon the Employment Termination Date.

C.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of California, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Colorado Employees Only

D.The “Non-Competition Period” shall end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries only if, at the time Employee enters into the Agreement and at the time of the enforcement of Section 5(b) (but only to the extent Section 5(b) is being enforced pursuant to Section 5(c)(i)) or

|

6(c) Employee does not earn an amount of “annualized cash compensation” (as defined by Colo. Rev. Stat. Ann. § 8-2-113) equivalent to or greater than the “threshold amount for highly compensated workers” (as defined by Colo. Rev. Stat. Ann. § 8-2-113). For 2026, such “annualized cash compensation” equals $130,014.

E.The “Non-Solicitation Period” shall end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries only if, at the time Employee enters into the Agreement and at the time of the enforcement of Sections 6(b), Employee does not earn an amount of “annualized cash compensation” (as defined by Colo. Rev. Stat. Ann. § 8-2-113) equivalent to or greater than sixty percent (60%) of the “threshold amount for highly compensated workers” (as defined by Colo. Rev. Stat. Ann. § 8-2-113). For 2026, 60% of such “annualized cash compensation” is $78,008.40.

F.Employee acknowledges receipt of separate notice (“Notice”) of this Agreement (including this Appendix D) in accordance with Colorado’s Act Concerning Restrictive Employment Agreements. Neither the covenants set forth in Section 6 of the Agreement nor the consideration provided to Employee under the Agreement shall take effect until the later of (i) the date that is fifteen (15) days after Employee’s receipt of both this Agreement and the Notice or (ii) the date Employee executes the Agreement.

G.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Colorado, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For District of Columbia Employees Only

A.The “Non-Competition Period” shall end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries only if Employee’s annual compensation (including, but not limited to, salary, commissions, bonuses, and other incentive compensation) is below the compensation threshold then in effect pursuant to the District’s Ban on Non-Compete Agreements Amendment Act of 2020 (the “Compensation Threshold”). In 2026, such Compensation Threshold is $162,164, but is expected to increase year to year.

B.If Employee’s annual compensation meets or exceeds the Compensation Threshold, then Employee acknowledges the receipt of the following notice:

|

The District’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. The Company or its Subsidiaries has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).

C.Employee acknowledges that the Company or its Subsidiaries have provided Employee with at least fourteen (14) calendar days to review this Agreement. If Employee signs this Agreement prior to the expiration of such review period, Employee does so voluntarily and knowingly and waives the remainder of such review period.

D.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the courts in District of Columbia, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Florida Employees Only

A.Employee acknowledges and agrees that: Employee maintains a primary place of work in Florida or the Company’s or its Subsidiaries’ principal place of business is in Florida, and Employee is a “covered employee” as defined by Florida’s CHOICE Act; in the course of Employee’s employment with the Company or its Subsidiaries, Employee has received or will receive Confidential Information and customer relationships; Employee has received at least seven (7) days to review the Agreement prior to the expiration of the Company’s offer to enter into the Agreement; and Employee is hereby advised, in writing, of Employee’s right to seek counsel before execution of this Agreement.

B.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Florida, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to

|

venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Illinois Employees Only

A.The “Non-Competition Period” shall end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries only if Employee’s actual or expected annualized rate of earnings does not exceed the applicable amount set forth in the Illinois Freedom to Work Act for covenants not to compete, which is currently $75,000 per year, and which will increase to $80,000 in 2027, to $85,000 in 2032, and to $90,000 in 2037.

B.The “Non-Solicitation Period” shall end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries only if Employee’s actual or expected annualized rate of earnings does not exceed the applicable amount set forth in the Illinois Freedom to Work Act for covenants not to solicit, which is currently $45,000 per year, and which will increase to $47,500 in 2027, to $50,000 in 2032, and to $52,500 in 2037.

C.Employee acknowledges that the Company or any of its Subsidiaries has provided Employee with at least fourteen (14) calendar days to review this Agreement. If Employee signs this Agreement prior to the expiration of such review period, Employee does so voluntarily and knowingly and waive the remainder of such review period. Employee acknowledges the Company has advised Employee to consult with an attorney before signing the Plan and has had the opportunity to consult with such attorney.

D.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Illinois, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Louisiana Employees Only

A.The term “Restricted Area” means the following parishes, provided the Company or any of its Subsidiaries carry on a like business therein as of the termination of Employee’s relationship with the Company or any of its Subsidiaries: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell,

|

Cameron, Catahoula, Claiborne, Concordia, DeSoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson, Jefferson Davis, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermilion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana and Winn.

B.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Louisiana, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Massachusetts Employees Only

A.The “Non-Competition Period” shall end upon the termination of Employee’s employment with the Company or any of its Subsidiaries if Employee is terminated by the Company or any of its Subsidiaries without Cause (as defined in Appendix A) or if, at the time of Employee’s termination of employment or engagement with the Company or any of its Subsidiaries, Employee is an employee who is classified as nonexempt under the Fair Labor Standards Act, 29 U.S.C. §§ 201-219.

B.The Non-Competition Covenants are in special consideration for the grant of the Award, which Employee acknowledges and agrees is fair and reasonable consideration independent from Employee’s continued employment with the Company or any of its Subsidiaries, and Employee agrees that the Award also serves as mutually agreed upon consideration for signing the Agreement and in lieu of any garden leave payments following the termination of Employee’s employment.

C.In the event Employee breaches Employee’s fiduciary duty to the Company or any of its Subsidiaries or unlawfully take, physically or electronically, property belonging to the Company or any of its Subsidiaries, in each case as reasonably determined by the Company or any of its Subsidiaries, the “Non-Competition Period” shall be extended for twelve (12) additional months, for a maximum period of twenty-four (24) months immediately following Employee’s termination of employment or engagement from the Company or any of its Subsidiaries.

|

D.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the Commonwealth of Massachusetts, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Minnesota Employees Only

A.The “Non-Competition Period” shall end upon Employment Termination Date.

B.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Minnesota, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Texas Employees Only

A.Employee acknowledges and agrees that the non-competition covenants set forth in Section 6(c) arise out of and are ancillary to the parties’ agreement in Section 6(a).

B.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Texas, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Washington Employees Only

|

A.The “Non-Competition Period” shall end upon the Employment Termination Date unless (i) Employee’s “earnings” (as defined by RCW 49.62.010), when annualized, exceed the amount specified in RCW 49.62.020 or RCW 49.62.030 (as applicable), as modified by RCW 49.62.040 (or, to the extent Employee’s earnings reach the amount specified at a later time), which for 2026 is $126,858.83, and (ii) Employee’s termination was not the result of a layoff; provided that, if the termination is a result of a layoff, the Non-Competition Period shall not end upon the termination of Employee’s employment or engagement with the Company or any of its Subsidiaries if the Company or any of its Subsidiaries provide Employee compensation upon Employee’s termination equivalent to Employee’s base salary at the time of Employee’s termination for the duration of the post-termination Non-Competition Period, minus compensation Employee earns through any subsequent employment during the post-termination Non-Competition Period.

B.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, shall be brought exclusively in the state or federal courts in the State of Washington, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

For Wisconsin Employees Only

A.Employee’s obligations under Section 6(a) shall apply while Employee is employed or providing services as a contractor or consultant to the Company or any of its Subsidiaries and for three (3) years thereafter, provided that, for any Confidential Information that constitutes a trade secret under applicable law, the Confidentiality Covenants shall apply while Employee is employed or providing services as contractor or consultant to the Company or any of its Subsidiaries and for the longer of (a) three (3) years immediately following Employee’s termination and (b) for so long as such Confidential Information remains a trade secret.

B.The non-solicitation covenants set forth in Section 6(b)(ii) shall not apply to any Prospective Clients.

C.Notwithstanding anything to the contrary, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement,

|

shall be brought exclusively in the state or federal courts in the State of Wisconsin, and the parties hereto hereby consent to the jurisdiction of such courts and waive any objection to venue in such courts, whether on the basis of the doctrine of “forum non conveniens” or otherwise.

|

APPENDIX E
JURISDICTION-SPECIFIC IP ASSIGNMENT NOTIFICATIONS (AS APPLICABLE)

If Employee resides or works primarily in one of the below states as of the Grant Date, then this Appendix to the DXC Technology Company 2017 Omnibus Incentive Plan Restricted Stock Unit Award Agreement (the “Agreement”) shall apply to Employee. Any terms capitalized but not defined herein shall have the meanings assigned to them in the Agreement.
For California Employees Only

THIS IS TO NOTIFY Employee that in accordance with Cal. Lab. Code § 2870, this Agreement between Employee and the Company does not apply to an invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or use to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work Employee performs for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to requires Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

For Delaware Employees Only

THIS IS TO NOTIFY Employee in accordance with Del. Code Ann., Title 19, § 805 that the Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company or any of its Subsidiaries any of Employee’s rights in an invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities or trade secret information, except for those inventions that either:

(1) Relate to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by Employee for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

|

For Illinois Employees Only

THIS IS TO NOTIFY Employee in accordance with Chapter 765 Section 1060/2(1) of the Illinois Compiled Statutes that the foregoing Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company or any of its Subsidiaries any invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by Employee for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

For Kansas Employees Only

THIS IS TO NOTIFY Employee in accordance with K.S.A. §§ 44-130(a) and 44-130(b), this Agreement between Employee and the Company does not require to assign or offer to assign to the Company or any of its Subsidiaries any invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Subsidiaries was used and that Employee developed entirely on Employee’s own time, unless the invention either:

(1) Relates to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Results from any work Employee performs for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

For Minnesota Employees Only

THIS IS TO NOTIFY Employee in accordance with Section 181.78 of the Minnesota Statutes that the foregoing Agreement between Employee and the Company does not require to assign or offer to assign to the Company or any of its Subsidiaries an invention for which no equipment, supplies, facility or trade secret information of the Company or any of its Subsidiaries was used and which was developed entirely on Employee’s own time, and:

|

(1) Does not relate (a) directly to the business of the Company or any of its Subsidiaries or (b) to the Company’s or any of its Subsidiaries’ actual or demonstrably anticipated research or development, or

(2) Does not result from any work performed by Employee for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

For Nevada Employees Only

THIS IS TO NOTIFY Employee in accordance with NRS § 600.500, unless there is an express written agreement to the contrary, the Company or any of its Subsidiaries’ is the sole owner of any “patentable invention or trade secret” developed by Employee during the course and scope of Employee’s employment that relates directly to work performed during the course and scope of employment.

For New Jersey Employees Only

THIS IS TO NOTIFY Employee in accordance with Section 34:1B-265 of the New Jersey Statutes that the foregoing Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company or any of its Subsidiaries an invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities, or information, including any trade secret information, except for those inventions that either:

(1) Relate to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by Employee on behalf of the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement applies or purports to apply to an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and shall be unenforceable.

For New York Employees Only

THIS IS TO NOTIFY Employee in accordance with NY Lab. Law Section 203-f that the foregoing Agreement between Employee and the Company will not apply to an invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities, or trade secret information, except for those inventions that either:

|

(1) Relate to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by Employee for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is void and unenforceable.

For North Carolina Employees Only

THIS IS TO NOTIFY Employee in accordance with North Carolina General Statute §§ 66.57.1 and 66.57.2 that the foregoing Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company or any of its Subsidiaries any invention that Employee developed entirely on Employee’s own time without using the Company’s or any of its Subsidiaries’ equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate to the Company’s or any of its Subsidiaries’ business, or actual or demonstrably anticipated research or development; or

(2) Result from any work performed by Employee for the Company or any of its Subsidiaries.

To the extent a provision in the foregoing Agreement purports to apply to an invention described in the preceding paragraph, the provision is against the public policy of this state and is unenforceable. Employee will have the burden of establishing that any invention is excluded from assignment to the Company or any of its Subsidiaries by the preceding paragraph.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company or any of its Subsidiaries and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

For Utah Employees Only

THIS IS TO NOTIFY Employee in accordance with Utah Code §§ 34-39-1 to 34-39-3 that the foregoing Agreement between Employee and the Company will not apply to intellectual property or an invention that is both (i) created by Employee on Employee’s own time, and (ii) not an “employment invention.”

An “employment invention” means an invention or any part that is:
●Conceived, developed, or reduced to practice or created by Employee:
owithin the scope of Employee’s employment;
oon Company’s or any of its Subsidiaries’ time; or

|

owith the aid, assistance, or use of any of the Company’s or any of its Subsidiaries’ property, equipment, facilities, supplies, resources, or intellectual property;
●The result of any work, services, or duties performed by Employee for Company or any of its Subsidiaries;
●Related to the Company’s or any of its Subsidiaries’ industry or trade; or
●Related to the Company’s or any of its Subsidiaries’ current or demonstrably anticipated business, research, or development.

“Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications and registrations relating to them.

For Washington Employees Only

THIS IS TO NOTIFY Employee in accordance with Section 49.44.140 and Section 49.44.150 of the Revised Codes of Washington that the foregoing Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company or any of its Subsidiaries an invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Subsidiaries was used, and which was developed entirely on Employee’s own time, unless:

(1) The invention relates (a) directly to the business of the Company or any of its Subsidiaries, or (b) to the Company’s or any of its Subsidiaries’ actual or demonstrably anticipated research or development; or

(2) The invention results from any work performed by Employee for the Company or any of its Subsidiaries.

|